 As filed with the Securities and Exchange Commission on January 13, 2000

                                       Registration Statement No. 333-94049
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ---------------

                       PRE-EFFECTIVE AMENDMENT NO. 1

                                    TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                ---------------
                             PINNACLE HOLDINGS INC.
      (Exact name of registrant as specified in its governing instruments)
                                ---------------
                      1549 Ringling Boulevard, Third Floor
                            Sarasota, Florida 34236
                                 (941) 364-8886
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                ---------------
                                   Steven Day
             Vice President, Chief Financial Officer and Secretary
                             Pinnacle Holdings Inc.
                       1549 Ringling Boulevard, 3rd Floor
                            Sarasota, Florida 34236
                                 (941) 364-8886
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                ---------------

                          Copies of communications to:
    CHESTER E. BACHELLER, ESQ.            WILLIAM M. HARTNETT, ESQ.
       Holland & Knight LLP                Cahill Gordon & Reindel
  400 North Ashley Drive, Suite                 80 Pine Street
               2300                        New York, New York 10005
       Tampa, Florida 33602                     (212) 701-3000
          (813) 227-8500

                                ---------------

   Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                                ---------------

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
   If any of the securities on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]
   If this form is a filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.^[_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [_]
   If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

                                ---------------

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
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

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

   The following table sets forth the fees and expenses in connection with the issuance and distribution of the securities being registered hereunder. All such fees and expenses shall be borne by the undersigned registrant (the "Company").

   Securities and Exchange Commission registration fee............. $   98,063
   NASD filing fee................................................. $   30,500
   Nasdaq listing fee.............................................. $   17,500
   Printing and engraving expenses................................. $  100,000
   Accounting fees and expenses.................................... $  250,000
   Legal fees and expenses......................................... $  300,000
   Blue Sky fees and expenses...................................... $    5,000
   Transfer Agent's fees and expenses.............................. $    5,000
   Miscellaneous................................................... $  193,937
                                                                    ----------
     Total......................................................... $1,000,000*
                                                                    ==========

--------
*Estimated

Item 15. Indemnification of Directors and Officers.

   The Company's Certificate of Incorporation and Bylaws contain provisions limiting the personal liability of its directors for monetary damages resulting from breaches of their duty of care to the extent permitted by Section 102(b)(7) of the Delaware General Corporation Law. The Company's Certificate of Incorporation and Bylaws also contain provisions making indemnification of its directors and officers mandatory to the fullest extent permitted by the Delaware General Corporation Law, including circumstances in which indemnification is otherwise discretionary.

   The Delaware General Corporation Law permits the indemnification by a Delaware corporation of its directors, officers, employees and other agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than derivative actions which are by or in the right of the corporation) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe their conduct was illegal. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and require court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The Company has obtained directors' and officers' liability insurance, consistent with the provisions of the Delaware General Corporation Law, to protect directors and officers from liabilities under various laws, including the Securities Act of 1933, as amended (the "Securities Act").

Item 16. Exhibits and Financial Statement Schedules.

  (a) Exhibits

 Exhibit No. Description
 ----------- -----------
    1.1      Form of Underwriting Agreement+

    3.1.1    Amended and Restated Certificate of Incorporation of the Company**

    3.1.2    Bylaws of the Company*

    4.1      Indenture dated as of March 20, 1998 among the Company and The
             Bank of New York, as Trustee*

    4.2      Exchange and Registration Rights Agreement dated as of March 20,
             1998 by and among the Company and each of the Purchasers referred to therein*

    4.3      Specimen Stock Certificate**

    4.4      Registration Agreement**

    4.5      Recapitalization Agreement**

    5.1      Opinion of Holland & Knight LLP

    8.1      Tax Opinion of Holland & Knight LLP

   23.1      Consent of Holland & Knight LLP (contained in Exhibit 5.1)

   23.2 Consent of PricewaterhouseCoopers LLP, independent certified public accountants+

   23.3      Consent of Arthur Andersen LLP, independent public accountants+

   23.4      Consent of Ernst & Young LLP, independent public accountants+

   23.5      Consent of KPMG LLP, independent public accountants+

   24.1      Powers of Attorney+

--------

  + Previously filed.
  * Incorporated by reference to the Company's Registration Statement on Form S-4 (SEC file no. 333-49147), as amended, filed with the Securities and Exchange Commission on April 1, 1998.
 ** Incorporated by reference to the Company's Registration Statement on Form
    S-11 (SEC file no. 333-59297), as amended, filed with the Securities and Exchange Commission on July 17, 1998.

Item 17. Undertakings.

   The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions described in Item 15, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   The Company hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Company pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, PINNACLE HOLDINGS INC., a Delaware corporation, has duly caused this Pre-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Sarasota, State of Florida, on January 13, 2000.

                                         Pinnacle Holdings Inc.

                                                     /s/ Steven Day
                                         By: __________________________________
                                                        Steven Day
                                                  Chief Financial Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Pre-Effective Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities indicated on January 13, 2000.

              Signatures                         Title                   Date
              ----------                         -----                   ----
                  *                    Chief Executive Officer,    January 13, 2000
--------------------------------------  President, Chief
            Robert Wolsey               Operating Officer and
                                        Director

          /s/ Steven Day               Vice President, Chief       January 13, 2000
--------------------------------------  Financial Officer,
              Steven Day                Secretary and Director

                  *                    Director                    January 13, 2000
--------------------------------------
           G. Peter O'Brien

                  *                    Director                    January 13, 2000
--------------------------------------
             Andrew Banks

                  *                    Director                    January 13, 2000
--------------------------------------
             Peni Garber

                  *                    Director                    January 13, 2000
--------------------------------------
             Peggy Koenig

                  *                    Director                    January 13, 2000
--------------------------------------
            Royce Yudkoff

*By:     /s/ Steven Day                                            January 13, 2000
     ---------------------------------
           Steven Day
        Attorney-in-Fact

                               INDEX TO EXHIBITS

 Exhibit No. Description
 ----------- -----------
    1.1      Form of Underwriting Agreement+

    3.1.1    Amended and Restated Certificate of Incorporation of the Company**

    3.1.2    Bylaws of the Company*

    4.1      Indenture dated as of March 20, 1998 among the Company and The
             Bank of New York, as Trustee*

    4.2      Exchange and Registration Rights Agreement dated as of March 20,
             1998 by and among the Company and each of the Purchasers referred to therein*

    4.3      Specimen Stock Certificate**

    4.4      Registration Agreement**

    4.5      Recapitalization Agreement**

    5.1      Opinion of Holland & Knight LLP

    8.1      Tax Opinion of Holland & Knight LLP

   23.1      Consent of Holland & Knight LLP (contained in Exhibit 5.1)

   23.2 Consent of PricewaterhouseCoopers LLP, independent certified public accountants+

   23.3      Consent of Arthur Andersen LLP, independent public accountants+

   23.4      Consent of Ernst & Young LLP, independent public accountants+

   23.5      Consent of KPMG LLP, independent public accountants+

   24.1      Powers of Attorney+

--------

  + Previously filed.
  * Incorporated by reference to the Company's Registration Statement on Form S-4 (SEC file no. 333-49147), as amended, filed with the Securities and Exchange Commission on April 1, 1998.
 ** Incorporated by reference to the Company's Registration Statement on Form
    S-11 (SEC file no. 333-59297), as amended, filed with the Securities and Exchange Commission on July 17, 1998.